HealthEquity Reports Second Quarter Ended July 31, 2022 Financial Results
Highlights of the second quarter include:
•Revenue of $206.1 million, an increase of 9% compared to $189.1 million in Q2 FY22.
•Net loss of $10.7 million, compared to $3.8 million in Q2 FY22, with non-GAAP net income of $28.1 million, a decrease of 16% compared to $33.4 million in Q2 FY22.
•Net loss per diluted share of $0.13, compared to $0.05 in Q2 FY22, with non-GAAP net income per diluted share of $0.33, compared to $0.40 in Q2 FY22.
•Adjusted EBITDA of $67.0 million, an increase of 2% compared to $65.5 million in Q2 FY22.
•7.5 million HSAs, an increase of 26% compared to Q2 FY22.
•Total HSA Assets of $20.5 billion, an increase of 33% compared to Q2 FY22.
•14.5 million Total Accounts, including both HSAs and complementary CDB accounts, an increase of 11% compared to Q2 FY22.

Draper, Utah – September 6, 2022 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced financial results for its second quarter ended July 31, 2022.
"Team Purple opened a record 196,000 new HSAs in Q2 and grew Total HSA Assets 33% year-over-year to an industry-leading $20.5 billion," said Jon Kessler, President and CEO of HealthEquity. "Sales momentum, macro tailwinds, and a team focused on remarkable service position us for strong results in fiscal 2023 and beyond."
Second quarter financial results
Revenue for the second quarter ended July 31, 2022 was $206.1 million, an increase of 9% compared to $189.1 million for the second quarter ended July 31, 2021. Revenue this quarter included: service revenue of $103.0 million, custodial revenue of $65.6 million, and interchange revenue of $37.5 million.
HealthEquity reported a net loss of $10.7 million, or $0.13 per diluted share, and non-GAAP net income of $28.1 million, or $0.33 per diluted share, for the second quarter ended July 31, 2022. The Company reported a net loss of $3.8 million, or $0.05 per diluted share, and non-GAAP net income of $33.4 million, or $0.40 per diluted share, for the second quarter ended July 31, 2021.
Adjusted EBITDA was $67.0 million for the second quarter ended July 31, 2022, an increase of 2% compared to the second quarter ended July 31, 2021. Adjusted EBITDA was 33% of revenue, compared to 35% for the fiscal quarter ended July 31, 2021.
Account and asset metrics
HealthEquity reported sales of 196,000 new HSAs in the second quarter ended July 31, 2022, compared to 180,000 in the second quarter ended July 31, 2021. HSAs as of July 31, 2022 were 7.5 million, an increase of 26% year over year, including 516,000 HSAs with investments, an increase of 28% year over year. Total Accounts as of July 31, 2022 were 14.5 million, including 7.0 million other consumer-directed benefits ("CDBs").
Total HSA Assets as of July 31, 2022 were $20.5 billion, an increase of 33% year over year. Total HSA Assets included $13.1 billion of HSA cash and $7.4 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.8 billion as of July 31, 2022.
Business outlook
For the fiscal year ending January 31, 2023, management expects revenues of $834 million to $844 million. Its outlook for net loss is between $43 million and $36 million, resulting in net loss of $0.51 to $0.43 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $103 million and $111 million, resulting in non-GAAP net income per diluted share of $1.23 to $1.32 (based on an estimated 84 million diluted weighted-average shares outstanding). Management expects Adjusted EBITDA of $252 million to $262 million.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.

Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Tuesday, September 6, 2022 to discuss the second quarter 2023 financial results. A live audio webcast of the call will be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for our more than 14 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:

•the impact of societal and economic changes arising out of the COVID-19 pandemic on the Company, its operations and its financial results;
•our ability to realize the anticipated financial and other benefits from combining the operations of recent and future acquisitions with our business successfully;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged health savings accounts and other consumer-directed benefits;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;
•our ability to protect our brand and other intellectual property rights; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2022, and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

HealthEquity, Inc. and its subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	July 31, 2022	January 31, 2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$176,886	$225,414
Accounts receivable, net of allowance for doubtful accounts of $6,215 and $6,228 as of July 31, 2022 and January 31, 2022, respectively	90,426	87,428
Other current assets	41,274	38,495
Total current assets	308,586	351,337
Property and equipment, net	18,028	23,372
Operating lease right-of-use assets	60,588	63,613
Intangible assets, net	991,945	973,137
Goodwill	1,645,999	1,645,836
Other assets	48,878	49,807
Total assets	$3,074,024	$3,107,102
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$15,841	$27,541
Accrued compensation	41,989	47,136
Accrued liabilities	43,287	57,589
Current portion of long-term debt	13,125	8,750
Operating lease liabilities	11,275	12,171
Total current liabilities	125,517	153,187
Long-term liabilities
Long-term debt, net	914,966	922,077
Operating lease liabilities, non-current	62,626	65,232
Other long-term liabilities	13,731	14,185
Deferred tax liability	92,288	99,846
Total long-term liabilities	1,083,611	1,101,340
Total liabilities	1,209,128	1,254,527
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of July 31, 2022 and January 31, 2022, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 84,526 and 83,780 shares issued and outstanding as of July 31, 2022 and January 31, 2022, respectively	8	8
Additional paid-in capital	1,713,122	1,676,508
Accumulated earnings	151,766	176,059
Total stockholders’ equity	1,864,896	1,852,575
Total liabilities and stockholders’ equity	$3,074,024	$3,107,102

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of operations and comprehensive loss (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands, except per share data)	2022	2021	2022	2021
Revenue
Service revenue	$103,034	$109,182	$207,382	$211,716
Custodial revenue	65,599	48,776	124,964	95,754
Interchange revenue	37,509	31,145	79,475	65,835
Total revenue	206,142	189,103	411,821	373,305
Cost of revenue
Service costs	74,914	67,334	155,788	137,966
Custodial costs	7,090	4,824	13,731	9,833
Interchange costs	6,326	4,974	13,317	10,419
Total cost of revenue	88,330	77,132	182,836	158,218
Gross profit	117,812	111,971	228,985	215,087
Operating expenses
Sales and marketing	15,843	15,476	32,403	29,562
Technology and development	46,580	37,898	91,763	73,367
General and administrative	25,937	22,812	49,664	43,499
Amortization of acquired intangible assets	24,181	20,289	47,879	40,103
Merger integration	7,683	16,371	16,977	25,178
Total operating expenses	120,224	112,846	238,686	211,709
Income (loss) from operations	(2,412)	(875)	(9,701)	3,378
Other expense
Interest expense	(11,493)	(7,254)	(21,954)	(13,943)
Other income (expense), net	32	344	(269)	(3,286)
Total other expense	(11,461)	(6,910)	(22,223)	(17,229)
Loss before income taxes	(13,873)	(7,785)	(31,924)	(13,851)
Income tax benefit	(3,219)	(3,967)	(7,631)	(7,418)
Net loss and comprehensive loss	$(10,654)	$(3,818)	$(24,293)	$(6,433)
Net loss per share:
Basic	$(0.13)	$(0.05)	$(0.29)	$(0.08)
Diluted	$(0.13)	$(0.05)	$(0.29)	$(0.08)
Weighted-average number of shares used in computing net loss per share:
Basic	84,443	83,481	84,236	82,628
Diluted	84,443	83,481	84,236	82,628

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Six months ended July 31,
(in thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(24,293)	$(6,433)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	80,226	64,819
Stock-based compensation	32,140	28,416
Amortization of debt discount and issuance costs	1,639	2,482
Change in fair value of contingent consideration	—	1,011
Other non-cash items	269	(752)
Deferred taxes	(7,558)	(4,051)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,161)	(230)
Other assets	(1,546)	20,636
Operating lease right-of-use assets	4,117	6,060
Accrued compensation	(4,973)	(10,639)
Accounts payable, accrued liabilities, and other current liabilities	(25,586)	(30,213)
Operating lease liabilities, non-current	(3,594)	(4,556)
Other long-term liabilities	(454)	1,616
Net cash provided by operating activities	47,226	68,166
Cash flows from investing activities:
Purchases of software and capitalized software development costs	(24,215)	(32,097)
Purchases of property and equipment	(2,384)	(6,352)
Acquisition of intangible member assets	(68,725)	(2,653)
Acquisitions, net of cash acquired	—	(49,533)
Proceeds from sale of equity securities	—	2,367
Net cash used in investing activities	(95,324)	(88,268)
Cash flows from financing activities:
Principal payments on long-term debt	(4,375)	(15,625)
Settlement of client-held funds obligation, net	(991)	(2,636)
Proceeds from exercise of common stock options	4,936	6,672
Proceeds from follow-on equity offering, net of payments for offering costs	—	456,642
Net cash provided by (used in) financing activities	(430)	445,053
Increase (decrease) in cash and cash equivalents	(48,528)	424,951
Beginning cash and cash equivalents	225,414	328,803
Ending cash and cash equivalents	$176,886	$753,754

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited) (continued)

	Six months ended July 31,
(in thousands)	2022	2021
Supplemental cash flow data:
Interest expense paid in cash	$19,450	$9,838
Income tax payments (refunds), net	573	(5,545)
Supplemental disclosures of non-cash investing and financing activities:
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	5,040	4,077
Purchases of property and equipment included in accounts payable or accrued liabilities	356	357
Purchases of intangible member assets included in accounts payable or accrued liabilities	1,849	—
Contingent consideration recognized at acquisition	—	8,147
Exercise of common stock options receivable	8	119
Increase in goodwill due to measurement period adjustments, net	163	—
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive loss is as follows:

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2022	2021	2022	2021
Cost of revenue	$3,998	$3,068	$7,005	$5,471
Sales and marketing	2,553	2,660	4,567	4,848
Technology and development	2,963	3,693	6,343	6,706
General and administrative	8,640	6,196	14,225	11,391
Other expense, net (1)	—	—	—	342
Total stock-based compensation expense	$18,154	$15,617	$32,140	$28,758
(1)Equity-based awards exchanged for cash in connection with the Luum acquisition.
Total Accounts (unaudited)

(in thousands, except percentages)	July 31, 2022	July 31, 2021	% Change	January 31, 2022
HSAs	7,523	5,972	26%	7,207
New HSAs from sales - Quarter-to-date	196	180	9%	472
New HSAs from sales - Year-to-date	355	295	20%	918
New HSAs from acquisitions - Year-to-date	90	—	n/a	740
HSAs with investments	516	402	28%	455
CDBs	7,023	7,171	(2)%	7,192
Total Accounts	14,546	13,143	11%	14,399
Average Total Accounts - Quarter-to-date	14,497	13,358	9%	14,326
Average Total Accounts - Year-to-date	14,462	13,114	10%	13,450

HSA Assets (unaudited)

(in millions, except percentages)	July 31, 2022	July 31, 2021	% Change	January 31, 2022
HSA cash	$13,097	$10,028	31%	$12,943
HSA investments	7,441	5,443	37%	6,675
Total HSA Assets	20,538	15,471	33%	19,618
Average daily HSA cash - Year-to-date	12,924	10,007	29%	10,579
Average daily HSA cash - Quarter-to-date	12,941	9,963	30%	12,118
Client-held funds (unaudited)

(in millions, except percentages)	July 31, 2022	July 31, 2021	% Change	January 31, 2022
Client-held funds	$801	$810	(1)%	$897
Average daily Client-held funds - Year-to-date	852	876	(3)%	842
Average daily Client-held funds - Quarter-to-date	839	853	(2)%	822
Reconciliation of net loss to Adjusted EBITDA (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2022	2021	2022	2021
Net loss	$(10,654)	$(3,818)	$(24,293)	$(6,433)
Interest income	(89)	(533)	(141)	(941)
Interest expense	11,493	7,254	21,954	13,943
Income tax benefit	(3,219)	(3,967)	(7,631)	(7,418)
Depreciation and amortization	16,559	12,762	32,347	24,716
Amortization of acquired intangible assets	24,181	20,289	47,879	40,103
Stock-based compensation expense	18,154	15,617	32,140	28,416
Merger integration expenses	7,683	16,371	16,977	25,178
Acquisition costs (1)	47	1,665	53	7,604
Gain on equity securities	—	(1,677)	—	(1,677)
Amortization of incremental costs to obtain a contract	1,074	1,352	2,142	2,624
Costs associated with unused office space	1,313	—	2,607	—
Other	501	200	1,345	(1,625)
Adjusted EBITDA	$67,043	$65,515	$125,379	$124,490
(1)For the six months ended July 31, 2021, acquisition costs included $0.3 million of stock-based compensation expense.

Reconciliation of net loss outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2023
Net loss	$(43) - (36)
Interest expense	46
Income tax benefit	(15) - (12)
Depreciation and amortization	64
Amortization of acquired intangible assets	97
Stock-based compensation expense	67
Merger integration expenses	27
Amortization of incremental costs to obtain a contract	4
Costs associated with unused office space	5
Adjusted EBITDA	$252 - 262

Reconciliation of net loss to non-GAAP net income (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands, except per share data)	2022	2021	2022	2021
Net loss	$(10,654)	$(3,818)	$(24,293)	$(6,433)
Income tax benefit	(3,219)	(3,967)	(7,631)	(7,418)
Loss before income taxes - GAAP	(13,873)	(7,785)	(31,924)	(13,851)
Non-GAAP adjustments:
Amortization of acquired intangible assets	24,181	20,289	47,879	40,103
Stock-based compensation expense	18,154	15,617	32,140	28,416
Merger integration expenses	7,683	16,371	16,977	25,178
Acquisition costs	47	1,665	53	7,604
Gain on equity securities	—	(1,677)	—	(1,677)
Costs associated with unused office space	1,313	—	2,607	—
Total adjustments to loss before income taxes - GAAP	51,378	52,265	99,656	99,624
Income before income taxes - Non-GAAP	37,505	44,480	67,732	85,773
Income tax provision - Non-GAAP (1)	9,376	11,120	16,933	21,443
Non-GAAP net income	28,129	33,360	50,799	64,330

Diluted weighted-average shares	84,443	83,481	84,236	82,628
Non-GAAP net income per diluted share	$0.33	$0.40	$0.60	$0.78
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

Reconciliation of net loss outlook to non-GAAP net income outlook (unaudited)

Outlook for the year ending
(in millions, except per share data)	January 31, 2023
Net loss	$(43) - (36)
Income tax benefit	(15) - (12)
Loss before income taxes - GAAP	(58) - (48)
Non-GAAP adjustments:
Amortization of acquired intangible assets	97
Stock-based compensation expense	67
Merger integration expenses	27
Costs associated with unused office space	5
Total adjustments to loss before income taxes - GAAP	196
Income before income taxes - Non-GAAP	138 - 148
Income tax provision - Non-GAAP (1)	35 - 37
Non-GAAP net income	$103 - 111

Diluted weighted-average shares	84
Non-GAAP net income per diluted share (2)	$1.23 - 1.32
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)Non-GAAP net income per diluted share may not calculate due to rounding of non-GAAP net income and diluted weighted-average shares.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets
HSA members’ custodial cash assets held by our federally insured depository partners and our insurance company partners. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.

Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA
Adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.

Non-GAAP net income
Calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.